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                                                                       EXHIBIT 5
                [Blackwell Sanders Peper Martin LLP Letterhead]

                               December 15, 2000

Commerce Bancshares, Inc.
1000 Walnut, 18th Floor
Kansas City, MO 64106

Ladies and Gentlemen:

     We have acted as counsel to Commerce Bancshares, Inc., a Missouri corporation (the "Company"), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2000 (as amended, the "Acquisition Agreement"), by and among Commerce Bancshares, Inc. ("Commerce"), CBI-Kansas, Inc. ("CBI") and Breckenridge Bancshares Company ("Breckenridge Bancshares").

     This opinion is being furnished in accordance with the requirements of item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the Acquisition Agreement, Breckenridge Bancshares will be merged with and into CBI, with CBI being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, $1.00 par value of Breckenridge Bancshares, other than any shares owned by Commerce, CBI, Breckenridge Bancshares or any of their subsidiaries (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, $5.00 par value, of Commerce (the "Commerce Common Stock").

     In connection with the transactions contemplated by the Acquisition Agreement, the Company will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the shares of the Commerce Common Stock to be issued in the Merger.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Articles of Incorporation and By-laws of the Company, as in effect on the date hereof, (iii) the Acquisition Agreement and (iv) certain resolutions of the Board of Directors of the Company relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents on such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representations of the Company and others.

     Members of our firm are admitted to the Bar in the State of Missouri, and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject the foregoing, we are of the opinion that the shares of the Commerce Common Stock, when issued upon the consummation of the Merger in accordance with the terms of the Acquisition Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL OPINION" in the related Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ BLACKWELL SANDERS PEPER MARTIN LLP